Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of Fleetmatics Group PLC of our report dated March 29, 2013, relating to the consolidated financial statements of Fleetmatics Group PLC, which appears in Fleetmatics Group PLC’s Registration Statement on Form F-1. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 23, 2013